Exhibit 10(d)

Regent Communications, Inc. 2001 Directors’ Stock Option Plan

GRANT OF STOCK OPTION

Date of Grant: ______________________

     THIS GRANT, dated as of the date of grant first stated above (the “Date of Grant”), is delivered by Regent Communications, Inc., a Delaware corporation (“Regent”) to ___ (the “Grantee”), who is a member of the Board of Directors of Regent (the “Board”).

     WHEREAS, on May 17, 2001, the stockholders of Regent approved the adoption of the Regent Communications, Inc. 2001 Directors’ Stock Option Plan (the “Plan”);

     WHEREAS, the Plan provides for the automatic grant of Non-Qualified Stock Options (“NQSOs”) to the Outside Directors of the Board (as defined in the Plan) to purchase shares of the Common Stock of Regent (the “Stock”), in accordance with the terms and provisions thereof; and

     WHEREAS, the Grantee is an Outside Director who is eligible for a grant of stock options under the Plan, and it is in the best interest of Regent to grant the stock options documented herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Grant of Option. Subject to the terms and conditions hereinafter set forth, Regent hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to ___ shares of Stock at a price of $___ per share, which amount is not less than the fair market value of the Stock as of the Date of Grant. Such option is hereinafter referred to as the “Option” and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the “Option Shares.” All Options shall be Non-Qualified Stock Options.

     2. Exercise. Subject to such further limitations as are provided herein, the Options granted hereunder shall become exercisable six (6) months from the Date of Grant, the Grantee having the right hereunder to purchase from Regent all or part of the Option Shares at any time thereafter until the expiration of the Options.

     Notwithstanding the foregoing, upon sale, lease or transfer of substantially all of the assets of Regent to any person other than a wholly-owned subsidiary of Regent, consummation of a transaction which results in ownership of more than 50% of the voting stock of Regent by a person or an entity not a beneficial owner as of the date of this Grant, or such other occurrence as may reasonably may be considered a change of control of Regent, all Option Shares shall become fully and immediately exercisable, so long as they have not terminated in accordance with the terms of the Plan or this Option Grant.

     3. Termination of Option.

     (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten (10) years from the Date of Grant (the “Option Term”).

          (b) Upon termination of the Grantee’s service as an Outside Director, the Option may be exercised during the six-month period following such termination, but only to the extent that the Option was outstanding and exercisable on any such date of termination.

          (c) In the event of the death of the Grantee, the Option may be exercised by the Grantee’s legal representative(s) during the six-month period following death, but only to the extent that the Option would otherwise have been exercisable by the Grantee.

     4. Exercise of Options.

          (a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of Regent written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

          (b) Full payment by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise (1) in cash (in U.S. dollars), and/or (2) in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date.

On the exercise date specified in the Grantee’s notice or as soon thereafter as is practicable, Regent shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as Regent may elect) upon full payment for such Option Shares. The obligation of Regent to deliver Stock shall, however, be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

     5. Adjustment of and Changes in Stock of Regent. In the event of a reorganization, recapitalization, change of shares, stock split, spinoff, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of Regent or in the shares of capital stock of Regent, the Board shall make such adjustments as appropriate in the number and/or kind of shares of stock subject to the Option and/or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.

     6. Fair Market Value. As used herein, the “fair market value” of a share of Stock shall be that amount determined in accordance with the provisions of Section 6 of the Plan.

     7. No Rights of Stockholders. Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of Regent with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

     8. Non-Transferability of Option. During the Grantee’s lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Regent may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

     9. Amendment of Option. The Option may be amended by the Board at any time (i) if the Board determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986, as amended, or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

     10. Notice. Any notice to Regent provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at 100 RiverCenter Boulevard, 9th Floor, Covington, Kentucky 41011 and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the records of Regent. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

     11. Incorporation of Plan by Reference. The Option is granted pursuant to the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Board shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

     13. Governing Law. The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Delaware, except to the extent preempted by federal law, which shall to that extent govern.

     IN WITNESS WHEREOF, Regent has caused its duly authorized officers to execute and attest this Grant of Stock Option and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

WITNESS:	REGENT COMMUNICATIONS, INC.

By:

Its:

ACCEPTED AND AGREED TO:

Grantee